Exhibit 99.1

News Release

CONTACTS:	Laura Wehby (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-7407	August 2, 2011
Rich Rosen, CFA (Investors)
(513) 534-3307
Debra DeCourcy, APR (Media)
(513) 534-4153

FIFTH THIRD SUBMITS NOTICE TO REDEEM CERTAIN TRUST PREFERRED SECURITIES

On August 2, 2011, Fifth Third Bancorp (the “Company”) submitted redemption notices to the proper trustee for each trust listed below, which will result in the redemption of the trust preferred securities on the date specified for each security pursuant to the call provisions in the respective indentures. The First National Bankshares Statutory Trust II securities have been callable at any time on or after June 17, 2009, and the R&G Capital Trust IV, LLT securities have been callable at any time on or after September 17, 2008. As previously announced by the Company on March 18, 2011, the Federal Reserve Board did not object to the potential redemption of certain such securities as proposed potential capital actions in the Company’s capital plan submitted under the Federal Reserve’s Comprehensive Capital Analysis and Review. These redemptions will be funded with excess cash currently available to the Company.

Trust	Security	Principal Amount	Redemption date

First National Bankshares Statutory Trust II	Floating Rate Security	$25,000,000	9/19/2011

R&G Capital Trust IV, LLT	Floating Rate Security	$15,000,000	9/19/2011

General Information

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $111 billion in assets and operates 15 affiliates with 1,314 full-service Banking Centers, including 103 Bank Mart® locations open seven days a week inside select grocery stores and 2,440 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 49% interest in Vantiv, LLC, formerly Fifth Third Processing Solutions, LLC. Fifth Third is among the largest money managers in the Midwest and, as of June 30, 2011, had $276 billion in assets under care, of which it managed $25 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.